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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-22735) and in the Registration Statements on Form S-8 (No. 33-92902, No. 333-14323 and No. 333-18871) of HNC Software Inc. of our report dated January 21, 1997, except as to the pooling of interests with CompReview, Inc. which is as of November 28, 1997, appearing on page 28 of this Form 8-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 65 of this Form 8-K.





PRICE WATERHOUSE LLP

San Diego, California
December 11, 1997